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                                                                    Exhibit 99.1

                                  ATTACHMENT 1

                                 BITSOURCE, INC.

                             1996 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Stock Option Plan (the "PLAN") is to attract and retain the best available personnel, to provide additional incentive to the EMPLOYEES and CONSULTANTS, as defined below, of Bitsource, Inc., a Nevada corporation (the "COMPANY"), and to promote the success of the COMPANY's business.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

               2.1 "BOARD" shall mean the COMMITTEE, as defined below, if one has been appointed, or the Board of Directors of the COMPANY, if no COMMITTEE has been appointed.

               2.2 "COMMITTEE" shall mean the COMMITTEE appointed by the BOARD in accordance with Section 4.2 of this PLAN, if one has been appointed.

               2.3 "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an EMPLOYEE or CONSULTANT. CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the BOARD; provided, that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

               2.4 "EMPLOYEE" shall mean any person, including officers and directors, employed by the COMPANY or any PARENT or SUBSIDIARY of the COMPANY, as such terms are defined below. The payment of a director's fee by the COMPANY shall not be sufficient to constitute "employment" by the COMPANY.

               2.5 "CONSULTANT" shall mean any person who is engaged by the COMPANY or any PARENT or SUBSIDIARY to render consulting services to the COMPANY and is compensated for such consulting services, or any director of the COMPANY whether compensated for such services or not; provided, that if and in the event the COMPANY registers any class of any equity security pursuant to Section 12 of the Security Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the term "CONSULTANT" shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the COMPANY.

               2.6 "INCENTIVE STOCK OPTION" shall mean an OPTION, as defined below, intended to qualify as an incentive stock option within the meaning of
Section 422A of the Internal Revenue Code of 1976, as amended (the "CODE").

               2.7 "OPTION" shall mean a stock option granted pursuant to this PLAN.

               2.8 "OPTIONEE" shall mean an EMPLOYEE or CONSULTANT who receives an option pursuant to this PLAN.

               2.9 "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the CODE.

               2.10 "PLAN" shall mean this 1996 Stock Option Plan.

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               2.11 "SHARE" shall mean a share of STOCK, as adjusted in
accordance with Section 13 of this PLAN.

               2.12 "STOCK" shall mean the Common Stock of the COMPANY.

               2.13 "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the CODE.

         3. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 13 of this PLAN, there shall be reserved for sale upon the exercise of OPTIONS to be granted from time to time under this PLAN, an aggregate of 500,000 shares of STOCK of the COMPANY, which SHARES may be authorized but unissued STOCK or issued STOCK which shall have been reacquired by the COMPANY. If an OPTION shall expire or terminate for any reason without having been exercised in full, the unpurchased SHARES covered thereby shall (unless this PLAN shall have been terminated) become available for future grant under this PLAN.

         4.    ADMINISTRATION OF PLAN.

               4.1 BOARD OF DIRECTORS. This PLAN shall be administered by the Board of Directors of the COMPANY.

               4.2 CREATION OF COMMITTEE. Subject to Section 4.3, the Board of Directors may appoint a COMMITTEE consisting of not less than two members of the Board of Directors to administer this PLAN on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the COMMITTEE shall continue to serve unless otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the COMMITTEE and appoint additional members, remove members (with or without cause), replace members, fill vacancies however caused, or remove all members of the COMMITTEE and thereafter directly administer this PLAN.

               4.3  ISSUANCES AND GRANTS TO BOARD MEMBERS AND OFFICERS.

                    a. Members of the BOARD who are eligible for OPTIONS or have been granted OPTIONS may vote on any matters affecting the administration of this PLAN or grant of OPTIONS pursuant to this PLAN, except that no such member shall act upon the granting of an OPTION to him or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the BOARD during which action is taken with respect to the granting of OPTIONS to him or her.

                    b. Notwithstanding the foregoing subparagraph (i), if the COMPANY registers any class of any equity security pursuant to Section 12 of the EXCHANGE ACT, from the effective date of such registration until six months after the termination of such registration, any grant of OPTIONS to officers or directors shall only be made by the Board of Directors; provided, however, that if the majority of the Board of Directors is eligible to participate in this PLAN or any other stock issuance, stock option, or any other stock plan of the COMPANY or any of its affiliates, or has been eligible to participate in any such plan at any time within the preceding year, any grants of OPTIONS to directors or officers must be made by or only in accordance with a recommendation of a COMMITTEE consisting of three or more persons who may, but need not, be directors or employees of the COMPANY, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this PLAN or any other stock issuance, stock option, or other stock plan of the COMPANY or any of its affiliates, or has been eligible to participate at any time within the preceding year. Once appointed, such COMMITTEE shall continue to serve with respect to the issuance of all STOCK and granting of all OPTIONS under this PLAN unless otherwise directed by the Board of Directors.


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               4.4  POWERS OF THE BOARD. Subject to the provisions of this
PLAN, the BOARD shall have complete and sole authority to: (i) determine whether to grant INCENTIVE STOCK OPTIONS in accordance with Section 422A of the CODE to the EMPLOYEES of the COMPANY or "non-statutory stock options" to the EMPLOYEES and CONSULTANTS of the COMPANY; (ii) determine, subject to
Section 8.2 of this PLAN, the fair market value of the STOCK; (iii) fix the number of SHARES to be covered by each of the OPTIONS; (iv) determine the time or times at which OPTIONS shall be granted; (v) prescribe the terms and provisions of the respective agreements governing each OPTION, which agreements need not be identical and, with the consent of the holder thereof, the modification or amendment of each OPTION; (vi) interpret this PLAN; (vii) prescribe, amend and rescind the roles and regulations relating to this PLAN; and (viii) make all other determinations deemed necessary or advisable for the administration of this PLAN.

               4.5 EFFECT OF ALL BOARD'S DECISIONS. All decisions, determinations, and interpretations of the BOARD shall be final and binding on all OPTIONEES or any other holders of STOCK or OPTIONS granted under this PLAN.

          5.    ELIGIBILITY.

               5.1 EMPLOYEES AND CONSULTANTS. Following the adoption of this PLAN by the BOARD or approval of this PLAN by shareholders of the COMPANY in accordance with Section 20 of this PLAN, whichever occurs first, OPTIONS may be granted only to EMPLOYEES and CONSULTANTS of the COMPANY on terms as established by the BOARD, provided that such terms are not inconsistent with this PLAN. OPTIONS may be granted from time to time to any EMPLOYEE or CONSULTANT of the COMPANY selected by the BOARD, whether or not such individual shall have previously received one or more OPTIONS hereunder. INCENTIVE STOCK OPTIONS may be granted only to EMPLOYEES.

               5.2 FACTORS. In making any determination as to persons to whom OPTIONS shall be granted and as to the number of SHARES to be covered by such OPTIONS, the BOARD shall take into account the duties of the respective individuals, their present and potential contributions to the success of the COMPANY, and such other factors as the BOARD shall deem relevant in connection with accomplishing the purpose of this PLAN.

          6. NOT AN EMPLOYMENT AGREEMENT. Neither this PLAN nor any document signed by the OPTIONEE shall confer upon any OPTIONEE any right with respect to continuation of employment or consulting relationship with the COMPANY, nor shall it interfere in any way with his right or the COMPANY's right to terminate his or her employment or consulting relationship at any time.

          7. LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time an OPTION is granted) of the SHARES with respect to which the EMPLOYEE's INCENTIVE STOCK OPTIONS are exercisable for the first time by the EMPLOYEE during any calendar year (under this PLAN or other incentive stock option plans, if any, of the COMPANY and any PARENT or SUBSIDIARY, shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

          8.   EXERCISE PRICE AND CONSIDERATION.

               8.1 EXERCISE PRICE. The per SHARE exercise price for the SHARES to be issued shall be such price as is determined by the BOARD, but shall be subject to the following:

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                    a. The per SHARE exercise price shall be no less than 85%
of the fair market value per SHARE on the date of grant.

                    b. In the case of an INCENTIVE STOCK OPTION the per SHARE exercise price shall be no less than One Hundred Percent (100%) of the fair market value per SHARE on the date of grant.

                    c. If the OPTIONEE, immediately prior to the grant, owns stock representing more than Ten Percent (10%) of the voting power of all classes of stock of the COMPANY or any PARENT or SUBSIDIARY (a "TEN PERCENT SHAREHOLDER"), the per SHARE exercise price shall be no less than One Hundred Ten Percent (110%) of the fair market value per SHARE on the date of grant.

                    d. In the case of an OPTION granted on or after the effective date of registration of any class of equity security of the COMPANY pursuant to Section 12 of the EXCHANGE ACT and prior to six months after the termination of such registration, the per SHARE issue or exercise price shall be no less than One Hundred Percent (100%) of the fair market value per share on the date of grant. The fair market value shall be determined by the BOARD in its discretion; provided, however, that if there is a public market for the STOCK, the fair market value per SHARE shall be the mean of the bid and asked prices of the STOCK for the date of grant, as reported in the Wall Street Journal, or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ).

               8.2 CONSIDERATION. The consideration to be paid upon exercise of an OPTION, including the method of payment, shall be determined by the BOARD and may consist entirely of cash, check, promissory note, other SHARES of STOCK having a fair market value on the date of surrender equal to the aggregate issue or exercise price of the SHARES being purchased, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of the SHARES to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making this determination as to the type of consideration to accept, the BOARD shall consider if acceptance of such consideration may be reasonably expected to benefit the COMPANY (Section 315 of the California General Corporation Law).

          9. TERMS OF OPTIONS. The term of each OPTION shall be ten years from the date of its grant or such shorter term as may be provided in the STOCK OPTION AGREEMENT. However, in the case of any OPTION granted to an OPTIONEE who, at the time the OPTION is granted, is a TEN PERCENT SHAREHOLDER, the term of the OPTION shall be five years from the date of grant thereof or such shorter term as may be provided in the STOCK OPTION AGREEMENT. Notwithstanding the foregoing, the OPTION term may be subject to earlier termination as provided in Section 17 below.

          10.  EXERCISE OF OPTIONS.

               10.1 EXERCISABILITY. Any OPTION granted hereunder shall be exercisable at such times and under such conditions as determined by the BOARD; provided, however, that each OPTION shall become exercisable at a rate no less than twenty percent (20%) of the total number of SHARES subject to the OPTION per year. Even if otherwise exercisable, an OPTION shall not be exercisable if such exercise would do any of the following:

                    a. violate any federal or state law or regulation including, without limitation, any role under Part 207 of Title 12 of the Federal Code of Regulations, often referred to as "Regulation G," as promulgated by the Federal Reserve Board;

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                         b. violate any of the requirements of any stock
exchange upon which the SHARES may then be listed; or

                         c. violate any statute, regulation, or other
requirement under which the OPTION or the SHARES were registered, qualified, or exempted from such registration or qualification requirements.

               10.2 DATE OF EXERCISE. The date of exercise of each OPTION shall be deemed to be the date on which written notice of such exercise, executed by the OPTIONEE, together with full payment of the purchase price for the SHARES being purchased, are received by the COMPANY (the "DELIVERY DATE"). Each OPTION may be exercised only in the manner set forth in the respective OPTION AGREEMENT and consistent with this PLAN. Full payment may, as authorized by the BOARD, consist of any consideration and method of payment allowable under Section 8.2 of this PLAN. On the DELIVERY DATE the OPTIONEE shall become a shareholder of the COMPANY with the right to vote and receive dividends and exercise any other right as a shareholder.

               10.3 EFFECT OF EXERCISE. Exercise of an OPTION shall result in the decrease in the number of SHARES which thereafter may be available for sale under the OPTION by the number of SHARES for which the OPTION is exercised.

               10.4 PURCHASED FOR INVESTMENT. As a condition to the exercise of any OPTION, the COMPANY may require the person exercising such OPTION to represent and warrant at the time of any such exercise that the SHARES are being purchased only for investment and without any present intention to sell or distribute any SHARES if, in the opinion of counsel for the COMPANY, such a representation is required by any relevant provision of law.

               10.5 TERMINATION OF STATUS AS EMPLOYEE OR CONSULTANT. If an EMPLOYEE or a CONSULTANT ceases to serve as an EMPLOYEE or a CONSULTANT (as the case may be), OPTIONEE may, but only within 30 days (or such other period of time not exceeding three months as is determined by the BOARD at the time of the granting of the OPTION) after the date OPTIONEE ceases to be an EMPLOYEE or a CONSULTANT (as the case may be) of the COMPANY, exercise the OPTION to the extent that OPTIONEE was entitled to exercise it at the date of such termination. To the extent that OPTIONEE was not entitled to exercise the OPTION as of the date of such termination or if OPTIONEE does not exercise the OPTION (which OPTIONEE was entitled to exercise) within the time specified herein, the OPTION shall terminate.

               10.6 DISABILITY OF AN OPTIONEE. Notwithstanding the provisions of Section 10.5 above, in the event an EMPLOYEE or a CONSULTANT is unable to continue OPTIONEE's employment or consulting relationship (as the case may be) with the COMPANY as a result of his or her disability, OPTIONEE may, but only within six months (or such other period of time not exceeding twelve months as is determined by the BOARD at the time of grant of the OPTION) from the date of termination, exercise the OPTION to the extent that OPTIONEE was entitled to exercise it at the date of such termination. To the extent that OPTIONEE was not entitled to exercise the OPTION at the date of termination or if OPTIONEE does not exercise the OPTION (which OPTIONEE was entitled to exercise) within the time specified herein, the OPTION shall terminate.

               10.7 DEATH OF AN OPTIONEE. Notwithstanding the provisions of
Section 10.5 above, in the event of the death of the OPTIONEE during or within 30 days (or such other period of time not exceeding three months as is determined by the BOARD at the time of grant of the OPTION) after the termination of OPTIONEE's continuous status as an EMPLOYEE or CONSULTANT, the OPTION may be exercised at any time within six months (or such other period of time not exceeding twelve months as is determined by the BOARD at the time of the grant

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of the OPTION) following the date of death, by the OPTIONEE's estate or by a person who acquired the right to exercise the OPTION by bequest or inheritance, but only to the extent OPTIONEE would have been entitled to exercise the OPTION as of the date of death. To the extent that OPTIONEE was not entitled to exercise the OPTION as of the date of death or if OPTIONEE does not exercise the OPTION (which he was entitled to exercise) within the time specified herein, the OPTION shall terminate.

          11. NON-TRANSFERABILITY OF OPTIONS. An OPTION shall not be sold, pledged, assigned, hypothecated, or otherwise transferred other than by will or the laws of descent and distribution, and during the lifetime of the OPTIONEE, only shall be exercisable by the OPTIONEE.

          12.  ISSUANCE OF SHARES.

               12.1 COMPLIANCE WITH LAWS. No ISSUANCES shall be made under this PLAN if such ISSUANCE would do any of the following:

                         a. violate any federal or state law or regulation;

                         b. violate any of the requirements of any stock
exchange upon which the SHARES may then be listed; or

                         c. violate any statute, regulation, or other
requirement under which the OPTION or the SHARES were registered, qualified, or exempted from such registration or qualification requirements.

               12.2 PURCHASED FOR INVESTMENT. As a condition to the issuance of SHARES, the COMPANY may require the ISSUEE to represent and warrant that the SHARES are being purchased only for investment and without any present intention to sell or distribute any SHARES.

          13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the COMPANY, the number of SHARES covered by each outstanding OPTION, and the number of shares of all STOCK which have been authorized for issuance under this PLAN but which have not been issued and as to which no OPTIONS have yet been granted, or which have been returned to this PLAN upon cancellation or expiration of an OPTION, as well as the price per share of STOCK covered by each such outstanding OPTION, shall be proportionately adjusted for any increase or decrease in the number of issued shares of all STOCK resulting from a stock split, reverse stock split, stock dividend, combination or classification of the STOCK, or any other increase or decrease in the number of issued shares of all STOCK effected without receipt of consideration by the COMPANY; provided, however, that conversion of any convertible securities of the COMPANY shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the BOARD, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the COMPANY of shares of stock of any class or securities convertible into shares or stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of STOCK subject to an OPTION.

          14. DISSOLUTION OR REORGANIZATION. In the event of the proposed dissolution or liquidation of the COMPANY, all OPTIONS will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the COMPANY, or the merger of the COMPANY with or into another corporation, the OPTION in the discretion of the BOARD and the successor corporation (a) shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or a subsidiary of such

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successor corporation, or (b) will terminated immediately prior to the consumption of such proposed action.

         15. EFFECTIVE DATE OF THIS PLAN. This PLAN shall be effective as of the date on which: (a) the shareholders of the COMPANY approve this PLAN as provided in Section 20, or (b) the adoption of this PLAN by the BOARD, whichever is earlier.

         16. DATE OF GRANT. Neither anything contained in this PLAN nor in any resolution adopted or to be adopted by the BOARD or the shareholders of the COMPANY nor any action taken by the BOARD shall constitute the issuance of STOCK or the grant of an OPTION. The date of issuance of STOCK or grant of an OPTION shall be deemed to be the date on which a written stock purchase or option agreement shall have been duly executed by the COMPANY and the OPTIONEE.

         17. TERM. This PLAN shall terminate on the tenth anniversary of the earlier of either the adoption of this PLAN by the BOARD or approval of this PLAN by the shareholders of the COMPANY in accordance with Section 20 and no ISSUANCE shall be made nor shall any OPTION be granted under this PLAN after that date.

         18.   AMENDMENT AND TERMINATION OF THIS PLAN.

               18.1 LIMITATIONS ON BOARD. The BOARD may amend or terminate this PLAN from time to time in such respects as the BOARD may deem it advisable provided that, the following revisions or amendments shall require the approval of the shareholders of the COMPANY in the manner described in Section 20:

                    a. An increase in the number of SHARES subject to this PLAN, other than in connection with an adjustment under Section 13;

                    b. Any change in the designation of employees or consultants eligible to be issued STOCK or granted an OPTION; or

                    c. If the COMPANY has a class of equity securities registered under Section 12 of the EXCHANGE ACT at the time of such revision or amendment, any material increase in the benefits accruing to participants under this PLAN.

               18.2 SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 18.1 of this PLAN is made subsequent to the first registration of any class of equity securities by the COMPANY under
Section 12 of the EXCHANGE ACT, such shareholder approval shall be solicited as described in Section 20(a) of this PLAN.

               18.3 EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of this PLAN shall not affect any OPTIONS already granted and all outstanding OPTIONS shall remain in full force and effect as if this PLAN had not been amended or terminated, unless mutually agreed otherwise between the OPTIONEE and the BOARD, which agreement must be in writing and signed by the OPTIONEE and the COMPANY.

         19. RESERVATION OF SHARES. The COMPANY, during the term of this PLAN, shall at all times reserve and keep available such number of SHARES as shall be sufficient to satisfy the requirements of this PLAN. The inability of the COMPANY to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the COMPANY's counsel to be necessary to the lawful issuance and sale of any SHARES, shall relieve the COMPANY of any liability in respect to the failure to issue or sell SHARES as to which such requisite authority shall have not been obtained.

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         20.   SHAREHOLDER APPROVAL. Continuance of this PLAN shall be subject to approval by the shareholders of the COMPANY within twelve months before or after the date this PLAN is adopted by the Board of Directors. If such shareholder approval is obtained at a duly held shareholders meeting, it may be obtained by the affirmative vote of the holders of the majority of the outstanding shares of the COMPANY present or represented and entitled to vote. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the majority of the outstanding shares of the COMPANY entitled to vote thereon. If and in the event that the COMPANY registers any class of equity securities pursuant to Section 12 of the EXCHANGE ACT, the approval of such shareholders of the company shall be:

               a.   (i) solicited substantially in accordance with Section
14(a) of the EXCHANGE ACT and the rules and regulations promulgated thereunder, or (ii) solicited after the COMPANY has furnished in writing to the holders entitled to vote substantially the same information concerning this PLAN as that which would be required by the rules and regulations in effect under Section 14(a) of the EXCHANGE ACT at the time such information is furnished; and

               b. obtained at or prior to the first annual meeting of the shareholders held subsequent to the first registration of any class of equity securities of the COMPANY under Section 12(a) of the EXCHANGE ACT.

         21. INFORMATION TO OPTIONEES. The COMPANY shall provide financial statements to each OPTIONEE at least annually during the period for which such OPTIONEE is a shareholder or has one or more OPTIONS outstanding. The COMPANY shall not be required to provide such information if the issuance of OPTIONS and SHARES under this PLAN is limited to key employees whose duties in connection with the COMPANY assure their access to equivalent information.

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                                  ATTACHMENT 2

                                 BITSOURCE, INC.

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is made and entered into effective as of ____________, 19___ (the "DATE OF GRANT"), by and between Bitsource, Inc., a Nevada corporation ("COMPANY"), and ___________________ ("OPTIONEE").

         1. GRANT OF OPTION. Pursuant to the 1996 Stock Option Plan (the "PLAN"), the COMPANY hereby grants to OPTIONEE the option to purchase _________ shares of the common stock of the COMPANY (the "SHARES") at the price and on the terms and conditions set forth herein (the "OPTION"). This OPTION is intended to be: (CHECK ONE)

               /__/ an Incentive Stock Option, pursuant to Section 422A of the Internal Revenue Code (an "INCENTIVE STOCK OPTION"),

               /__/     a Non-Qualified Stock Option (a "NON-QUALIFIED
                        STOCK OPTION")

         2. DEFINED TERMS. Unless otherwise indicated, the terms defined in the PLAN shall have the same meaning herein.

         3. PURCHASE PRICE. The purchase price of the SHARES shall be $______ per share (the "EXERCISE PRICE"). If the OPTION is an INCENTIVE STOCK OPTION, the EXERCISE PRICE is not less than the fair market value per share of the SHARES on the DATE OF GRANT. If the OPTION is a NON-QUALIFIED STOCK OPTION, the EXERCISE PRICE is not less than 85% the fair market value per share of the SHARES on the DATE OF GRANT.

         4. TERM OF OPTION. The term of the OPTION shall be for a period of 60 months from the DATE OF GRANT, subject to earlier termination (a) as provided in Sections 7, 8, and 9 of this AGREEMENT, or (b) upon dissolution or liquidation of the COMPANY, a sale of all or substantially all of the assets of the COMPANY, or the merger of the COMPANY with or into another corporation, as provided in Section 13 of the PLAN.

         5. EXERCISE OF OPTION. This OPTION shall be exercisable during its term in accordance with the provisions of Section 10 of the PLAN and the terms hereof as follows:

               5.1  VESTING SCHEDULE.

                    a. VESTING. This OPTION shall initially be unexercisable and shall become exercisable with respect to __/__ (no less than 1/5) of the SHARES subject to the OPTION on the first anniversary of the VESTING START DATE set forth on the signature page and with respect to an additional __/__ (no less than 1/60) of the SHARES subject to the OPTION for each full month after the first anniversary of the VESTING START DATE until the OPTION is fully exercisable or is terminated early pursuant to this AGREEMENT, whichever comes first.

                    b. UPON SALE OF COMPANY. Notwithstanding Section 5.1.a, in the event of the sale of 75% of the stock or substantially all of the assets of the COMPANY, this OPTION shall become exercisable with respect to __/__ (no less than 1/60) of the SHARES subject to the OPTION for each full month after the VESTING START DATE until the OPTION is fully exercisable or is terminated early pursuant to this AGREEMENT, whichever comes first.

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               5.2  RIGHT TO EXERCISE.

                    a. Subject to Sections 5.2.b, 5.2.c, 7, 8, and 9 below, the OPTION shall cease to be exercisable upon the expiration of the term set forth in Section 4.

                    b.  In no event shall this OPTION be exercisable:

                        i. If such exercise would violate any federal or state law or regulation, including, without limitation, any rule under Part 207 of Title 12 of the Federal Code of Regulations, often referred to as "Regulation G", as promulgated by the Federal Reserve Board;

                        ii. If such exercise would violate any of the requirements of any stock exchange upon which the SHARES may then be listed; or

                        iii. If such exercise would violate any statute, regulation or other requirement under which the OPTION or the SHARES were registered, qualified or exempted from such registration or qualification requirements.

                    c. If such exercise would be in compliance with all of the above, the SHARES shall be deemed issued to the OPTIONEE on the date the COMPANY has received the NOTICE as defined in Section 5.3 below and the consideration described in Section 6 below. If the OPTIONEE is notified that the exercise of the OPTION is not in compliance with the above, the OPTION shall be deemed exercised upon the delivery of the NOTICE, the payment of the purchase price, and the delivery of written notice by the COMPANY to the OPTIONEE that such exercise is in compliance with the above requirements.

                    d. This OPTION may not be exercised for a fraction of a share.

               5.3 METHOD OF EXERCISE. This OPTION shall be exercisable by delivery of the Notice of Exercise attached as EXHIBIT A (the "NOTICE"). The NOTICE shall be signed by the OPTIONEE and shall be delivered in person or by certified mail to the Secretary of the COMPANY. If a person or persons other than the OPTIONEE exercises the OPTION, the NOTICE shall be accompanied by appropriate proof of the right of such person or persons to exercise the OPTION. The NOTICE shall be accompanied by payment of the exercise price.

               5.4 CERTIFICATES. The COMPANY shall deliver its certificate or certificates representing such SHARES to the person or persons exercising the OPTION as soon as practicable after receipt of the NOTICE and the purchase price. The certificate or certificates for the SHARES shall be registered in the name of the person or persons exercising the OPTION or, if the OPTION shall be exercised by the OPTIONEE and if the OPTIONEE shall so request in the NOTICE, shall be registered in the name of the OPTIONEE and another person jointly and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the OPTION.

         6. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
OPTIONEE:

               (a)  cash;

               (b)  check; or

               (c) surrender of other shares of COMMON STOCK of the COMPANY of a value equal to the exercise price of the SHARES as to which the OPTION is being exercised.

         7. TERMINATION OF STATUS AS AN EMPLOYEE. If OPTIONEE is an employee of the COMPANY at the time of the grant of the OPTION and OPTIONEE subsequently ceases to serve as an employee, OPTIONEE may, but only within 90 days after the date OPTIONEE ceases to be an employee of the COMPANY, exercise this OPTION to the extent that OPTIONEE was entitled to exercise it at the date of such termination. To the extent that the OPTIONEE was not entitled to exercise this OPTION at the date of such termination, or if OPTIONEE does not exercise this OPTION (which he or she was entitled to exercise) within the time specified herein, the OPTION shall terminate.

          8.   DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 7 above, if OPTIONEE is unable to continue his or her employment with the COMPANY as a result of OPTIONEE's disability, OPTIONEE may, but only within six months from the date of termination of employment, exercise the OPTION to the extent OPTIONEE was entitled to exercise it at the date of such termination. To the extent that OPTIONEE was not entitled to exercise the OPTION at the date of termination, or if OPTIONEE does not exercise such OPTION (which he or she was entitled to exercise) within the time specified herein, the OPTION shall terminate.

          9.   DEATH OF AN OPTIONEE. Notwithstanding the provisions of
Section 7 above, in the event of the death of the OPTIONEE during or within 30 days after the termination of OPTIONEE's continuous status as an EMPLOYEE or CONSULTANT, the OPTION may be exercised at any time within six months following the date of death, by the OPTIONEE's estate or by a person who acquired the right to exercise the OPTION by bequest or inheritance, but only to the extent OPTIONEE would have been entitled to exercise the OPTION as of the date of death. To the extent that OPTIONEE was not entitled to exercise the OPTION as of the date of death or if OPTIONEE does not exercise the OPTION (which he was entitled to exercise) within the time specified herein, the OPTION shall terminate.

          10. NONTRANSFERABILITY. The OPTION shall not be transferable other than by will or the laws of descent and distribution, and during the lifetime of the OPTIONEE the OPTION is exercisable only by the OPTIONEE. More particularly, but without limiting the generality of the foregoing, the OPTION may not be assigned, transferred, except as provided herein, pledged, or hypothecated in any way, shall not be assignable by operation of the law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the OPTION contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the OPTION shall be null and void and without effect.

          11.  RIGHT OF FIRST REFUSAL.

               11.1 RIGHT TO PURCHASE. In the event OPTIONEE or a subsequent holder of the SHARES (collectively, "HOLDER") proposes to sell, pledge or otherwise transfer any or all of the SHARES owned by him or her (the "TRANSFER SHARES"), whether voluntarily or involuntarily, the COMPANY and its assigns shall have the right to acquire all, but not less than all, of the TRANSFER SHARES under the terms and subject to the conditions set forth in this Section 11 (the "RIGHT OF FIRST REFUSAL").

               11.2 TRANSFER NOTICE. Prior to any proposed transfer of the TRANSFER SHARES, whether voluntary or involuntary, the HOLDER shall give a written notice (the "TRANSFER NOTICE") to the COMPANY describing fully the proposed transfer, including the number of TRANSFER SHARES, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE"), and the proposed transfer price. The TRANSFER NOTICE shall be signed by both the HOLDER and the PROPOSED TRANSFEREE and must constitute a binding commitment of the HOLDER and the PROPOSED TRANSFEREE for the transfer of the TRANSFER SHARES subject only to the RIGHT OF FIRST REFUSAL.

               11.3 COMPANY'S OPTION. COMPANY and/or the assignees of COMPANY's rights pursuant to Section 11.7, shall have the right to purchase all, but not less than all, of the

TRANSFER SHARES at the FIRST REFUSAL PRICE (as defined below) and on the terms set forth in the TRANSFER NOTICE by delivering to the HOLDER a notice of exercise within 30 days of receiving the TRANSFER NOTICE.

               11.4 FIRST REFUSAL PRICE.

                    a. PRICE OFFERED BY PROPOSED TRANSFEREE. Subject to Sections 11.4.b and 11.4.c, the "FIRST REFUSAL PRICE" shall be the price described in the TRANSFER NOTICE.

                    b. NOT REFLECTIVE OF FAIR MARKET VALUE. If the proposed transfer of the TRANSFER SHARES is to be made without consideration, is not a bona fide arm's length transaction (e.g., a transfer to a competitor of COMPANY), or does not involve a price freely set by the HOLDER and the PROPOSED TRANSFEREE, the FIRST REFUSAL PRICE shall be the fair market value of the TRANSFER SHARES as determined in good faith by the Board of Directors.

                    c. CASH EQUIVALENT. If the TRANSFER NOTICE provides for the payment for the TRANSFER SHARES other than in cash, COMPANY and its assigns shall have the option of paying for the TRANSFER SHARES by the discounted cash equivalent of the consideration described in the TRANSFER NOTICE, as determined pursuant to Section 13.

               11.5 FAILURE OF EXERCISE. If COMPANY and its assigns fail to purchase all of the TRANSFER SHARES in the time period contemplated above, COMPANY and its assigns shall have no right to purchase any of the TRANSFER SHARES and the HOLDER may, not later than 90 days following delivery to COMPANY of the TRANSFER NOTICE, conclude a transfer to the PROPOSED TRANSFEREE of the TRANSFER SHARES on the terms and conditions described in the TRANSFER NOTICE; provided, however, that the PROPOSED TRANSFEREE shall agree in writing to all of the provisions and restrictions contained in this AGREEMENT, including the REPURCHASE OPTION, which shall continue to apply to the employment of OPTIONEE. Any proposed transfer on terms and conditions different from those described in the TRANSFER NOTICE, as well as any subsequent proposed transfer by the HOLDER or the PROPOSED TRANSFEREE, shall again be subject to the RIGHT OF FIRST REFUSAL.

               11.6 BINDING EFFECT OF RIGHT OF FIRST REFUSAL. This RIGHT OF FIRST REFUSAL shall inure to the benefit of the successors and assigns of COMPANY and shall be binding upon any successor of OPTIONEE.

               11.7 ASSIGNMENT. Whenever COMPANY shall have the right to purchase SHARES under the RIGHT OF FIRST REFUSAL, COMPANY may designate and assign one or more employees, officers, directors, or shareholders of COMPANY, or other persons or organizations, to exercise all or a part of COMPANY's purchase rights.

          12.  REPURCHASE OPTION.

               12.1 THE OPTION. In the event of the termination of OPTIONEE's employment or consulting relationship with the COMPANY for any reason or no reason (including the death or disability of OPTIONEE), the COMPANY shall, upon the date of such termination (as reasonably fixed and determined by the COMPANY) (the "TERMINATION DATE") have an irrevocable, exclusive option, exercisable by written notice to OPTIONEE, for a period of 90 days from the TERMINATION DATE, to purchase all or, with the consent of OPTIONEE, any part of the SHARES at the REPURCHASE PRICE (as defined in Section 12.2) (the "REPURCHASE OPTION").

               12.2 THE REPURCHASE PRICE. The repurchase price for OPTIONEE's SHARES which become subject to repurchase pursuant to this AGREEMENT (the "REPURCHASE PRICE") shall be the higher of the fair market value of each SHARE, as determined in good faith by the Board of Directors, or the EXERCISE PRICE.

               12.3 PAYMENT. The REPURCHASE PRICE shall be paid at COMPANY's option (a) by check, (b) by cancellation by the COMPANY of OPTIONEE's indebtedness to the COMPANY, if any, or (c) by a combination of (a) and (b).

               12.4 CLOSING. If COMPANY and its assigns elect to purchase any part of OPTIONEE's SHARES, a closing (the "CLOSING") for the repurchase of the SHARES shall occur at the principal offices of COMPANY within 15 days of COMPANY's notice of exercise pursuant to Section 12.1.

          At the CLOSING, OPTIONEE shall deliver to COMPANY the certificate(s) evidencing OPTIONEE's ownership of the SHARES being purchased, and COMPANY shall deliver to OPTIONEE the total REPURCHASE PRICE for OPTIONEE's SHARES, payable as described in Section 12.3.

               12.5 ASSIGNMENT. Whenever COMPANY shall have the right to purchase SHARES under the REPURCHASE OPTION, COMPANY may designate and assign one or more employees, officers, directors or shareholders of COMPANY or other persons or organizations to exercise all or a part of COMPANY's repurchase rights.

          13. FAIR MARKET VALUE. The fair market value of the SHARES shall be determined as of the date of the TRANSFER NOTICE or the TERMINATION DATE, as applicable. The parties shall have 30 days after the date of the TRANSFER NOTICE or the TERMINATION DATE, as applicable, to agree on the fair market value. If the parties are unable to agree on the fair market value during such period, then the fair market value shall be appraised as follows:

          Within 15 days of the expiration of the 30 day period, each party shall, at their own cost and by giving notice to the other party, appoint an appraiser with at least 5 years' full-time business appraisal experience (an "APPRAISER") to appraise and set the fair market value of the SHARES. If the higher appraisal is not more than one hundred five percent (105%) of the lower, then the average of their appraised values shall be the fair market value of the SHARES. If the higher appraisal is greater than one hundred five percent (105%) of the lower, then the two APPRAISERS shall appoint a third APPRAISER and the two closest in dollar terms of the three offered values shall be averaged and shall constitute the fair market value of the SHARES. The cost of the third APPRAISER shall be paid equally by the parties. Each APPRAISER shall submit its appraisal within 30 days of its appointment.

          14.  REGULATORY COMPLIANCE.

               14.1 INCENTIVE STOCK OPTION. If this OPTION is an INCENTIVE STOCK OPTION, the OPTION is designed to meet the requirements for an incentive stock option set forth in Internal Revenue Code Section 422A. OPTIONEE understands that if OPTIONEE disposes of any SHARES received under this OPTION within two (2) years after the date of this AGREEMENT or within one (1) year after such SHARES were transferred to OPTIONEE, (a) OPTIONEE will not be eligible for capital gains treatment on such disposition, (b) OPTIONEE will, at the time of such disposition, recognize ordinary income on the positive difference, if any, between the fair market value of the SHARES on the date of exercise and the purchase price of the SHARES, and (c) the COMPANY may, as a condition to the exercise of the OPTION, require OPTIONEE to pay to the COMPANY withholding taxes as necessary to cover such liability, if any. OPTIONEE HEREBY AGREES TO NOTIFY THE COMPANY IN WRITING WITHIN THIRTY
(30) DAYS AFTER THE DATE OF ANY SUCH DISPOSITION.

               14.2 NON-QUALIFIED OPTION. If this OPTION is a NON-QUALIFIED STOCK OPTION, OPTIONEE understands that (a) upon exercise of the OPTION, OPTIONEE will recognize ordinary income on the positive difference, if any, between the fair market value of the SHARES on the date of exercise and the purchase price of the SHARES and (b) the COMPANY may, as a condition to the exercise of the OPTION, require OPTIONEE to pay to the COMPANY withholding taxes as necessary to cover such liability, if any.

               14.3 TAX ADVISORS. OPTIONEE hereby acknowledges: (a) that the exercise and sale of stock options involves complex tax and other issues, (b) that the above description of some of the tax effects is considerably abbreviated and does not take into account OPTIONEE's individual situation, and (c) that the tax effects described above are subject to change. THE COMPANY STRONGLY RECOMMENDS THAT OPTIONEE CONSULT HIS OR HER TAX ADVISOR BEFORE EXERCISING THE OPTION OR SELLING THE SHARES.

          15. REPRESENTATION AS TO RESIDENCE. The OPTIONEE represents that the OPTIONEE is a bona fide resident of the State of __________________________.

          16. CHANGES IN CAPITAL STRUCTURE. If all or any portion of the OPTION shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of SHARES, separation, reorganization, or liquidation occurring after the date hereof, as a result of which SHARES of any class shall be issued in respect of outstanding common shares or common shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the OPTION shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of SHARES which, if common shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per SHARE set forth in Section 3) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such SHARE dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of SHARES, separations, reorganizations, or liquidations; provided, however, that no fractional SHARE shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional SHARE not issued.

          17. RIGHTS AS SHAREHOLDERS. The holder of the OPTION shall not have any of the rights of a shareholder with respect to the SHARES covered by the OPTION until the OPTION has been exercised pursuant to Section 5 of this AGREEMENT.

          18. NOT AN EMPLOYMENT AGREEMENT. Neither this AGREEMENT, the PLAN, nor any other document signed by the OPTIONEE shall confer upon any OPTIONEE any right with respect to continuation of employment or consulting relationship with the COMPANY, nor shall it interfere in any way with OPTIONEE's right or the COMPANY's right to terminate OPTIONEE's employment or consulting relationship at any time.

          19. OBLIGATIONS OF THE COMPANY. The COMPANY shall at all times during the term of the OPTION reserve and keep available such number of shares of COMMON STOCK as will be sufficient to satisfy the requirements of this AGREEMENT, shall pay all original issue and transfer taxes with respect to the issue and transfer of SHARES pursuant hereto and all other fees and expenses necessarily incurred by the COMPANY in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the COMPANY, shall be applicable thereto. The inability of the COMPANY to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the

COMPANY's counsel to be necessary to the lawful issuance and sale of any SHARES, shall relieve the COMPANY of any liability with respect to the failure to issue or sell SHARES as to which such requisite authority shall have not been obtained.

          20. BINDING ON SUCCESSORS. This AGREEMENT shall be binding upon and shall insure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and assigns except as otherwise provided herein.

          21. LAW. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of California.

          22. AMENDMENT OR MODIFICATION. This AGREEMENT may be amended or modified by, and only by, a written instrument executed by the parties.

          23. ENTIRE AGREEMENT. This instrument and the PLAN contains the entire agreement between the COMPANY and the OPTIONEE respecting the OPTION, and any agreement or representation respecting the OPTION or the duties of either the COMPANY or the OPTIONEE in relation thereto not expressly set forth in this instrument or the PLAN is null and void.

          24. NOTICES. Any and all notices or other communications required or permitted by this AGREEMENT or by the law to be served on or give to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to either of the parties to whom it is directed, or in lieu of such personal service when deposited in the United States mail, first class postage prepaid, addressed to the address set forth in the signature block of this AGREEMENT.

          25. SECTION HEADINGS. The section headings contained in this AGREEMENT are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT.

          IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first set forth above.

                                        COMPANY:

                                        Bitsource, Inc.
                                        888 Villa Street
                                        Mountain View, CA 94041

                                        By:
                                           ------------------------------------
                                           (Signature)
VESTING START DATE:
                   ------------------      ------------------------------------
                                           (Printed name, title)

          OPTIONEE acknowledges receipt of a copy of the PLAN, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof and hereby accepts this OPTION subject to all of the terms and provisions thereof. OPTIONEE hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the BOARD upon any questions arising under the PLAN.

Dated:                                  OPTIONEE:

                                        ---------------------------------------
                                        (Signature)

                                        ---------------------------------------
                                        (Printed name)


                                        Address:
                                        ---------------------------------------

                                        ---------------------------------------

                                    EXHIBIT A

Bitsource, Inc.
888 Villa Street
Mountain View, CA 94041

Dear Sir or Madam:

         1.    EXERCISE OF OPTION. Pursuant to the Bitsource, Inc. Stock
Option Agreement dated _______________, 19___, between Bitsource, Inc. (the "COMPANY") and _________________________, I hereby elect to purchase __________
shares of the Common Stock of the COMPANY (the "SHARES") at the price of $_____ per share.

         2.    PAYMENTS. Payment for my shares is hereby being made as follows:

               ________________________________________________________________

               ________________________________________________________________

         3. CERTIFICATES. The shares are to be issued in _____ certificate(s) and registered in the name(s) of:

               ________________________________________________________________

               ________________________________________________________________

         4. BINDING EFFECTS. I hereby agree to be bound by all of the terms and conditions set forth in the Stock Option Plan and the Stock Option Agreement referred to in Paragraph 1 of this letter. Proof of my right to purchase stock pursuant to that Agreement is enclosed.

         5.    SECURITIES LAWS COMPLIANCE.

               5.1 REPRESENTATIONS. I represent and warrant that I am acquiring the SHARES for my own account and for investment only, and not with a view to the sale, distribution, or disposition thereof. I also represent that I have been provided with financial information regarding the present financial position and the past financial performance of the COMPANY and that I have been afforded ample opportunity to discuss the potential benefits and risks inherent in purchasing the SHARES with the officers and shareholders of the COMPANY.

               5.2  TRANSFER.

                    a. The issuance of the SHARES will not be registered under the Securities Act of 1933 (the "ACT") on the grounds that the offering and sale of the SHARES is exempt from registration as a private placement under
Section 4(2) of the ACT. The COMPANY's reliance on this exemption is based, in part, on my representations contained herein. I understand that, in the absence of the application of an exemption from the registration requirements of the ACT, the SHARES may not be sold without registration thereunder. I will not transfer such SHARES unless registered or, in the opinion of counsel for the COMPANY, such exemption is available.

                    b. I also understand that any sale of SHARES that might be made by me in reliance upon Rule 144 under the ACT may be made only in limited amounts in accordance with the terms and conditions of that rule.

                    c. The COMPANY is under no obligation to register the SHARES under the ACT. If, under the ACT, a registration statement covering the SHARES is not in effect or an exemption from registration is not then available, I may be required to hold the SHARES for an indeterminate period.

         6. LEGENDS. I further understand that all certificates for the SHARES shall bear the following legends:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

               THESE SECURITIES ARE SUBJECT TO RIGHTS OF FIRST REFUSAL, RIGHTS OF REPURCHASE, AND OTHER RESTRICTIONS UPON TRANSFER, AS SET FORTH IN ONE OR MORE AGREEMENTS BETWEEN THE REGISTERED HOLDER, THE CORPORATION, CERTAIN OF THE OTHER SHAREHOLDERS, AND/OR THEIR RESPECTIVE SUCCESSORS IN INTEREST, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

         I understand the COMPANY will enforce these legend conditions.

                                        Yours very truly,

                                        -----------------------------------
                                        (Signature)

                                        -----------------------------------
                                        (Printed name)

                                        Address:
                                                ---------------------------

                                        -----------------------------------


                                        -----------------------------------
                                        (Signature)

                                        -----------------------------------
                                        (Printed name)

                                        Address:
                                                ---------------------------

                                        -----------------------------------

                                      ii